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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         April 16, 1999
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                        ALADDIN GAMING ENTERPRISES, INC.
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               (Exact name of Registrant as specified in charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

           333-49715                                     88-0379695
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   (Commission File Number)                  (IRS Employee Identification No.)

831 Pilot Road, Las Vegas, Nevada                                89119
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code        (702) 736-7114
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                                 Not Applicable
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          (Former name or former address, if changed since last report)



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Item 5.    Other Events

         On April 16, 1999, Aladdin Gaming Enterprises, Inc. ("Company") was informed that the various lenders and The Bank of Nova Scotia, as the administrative agent for the lenders, (collectively, "Lenders") had approved the Second Amendment to the Credit Agreement among Aladdin Gaming, LLC ("Gaming") and the Lenders. As discussed below, the Second Amendment to the Credit Agreement waived or cured certain events of default which existed under the Credit Agreement and were discussed in the Company's Form 10-K for the year ended December 31, 1998 ("1998 10-K").

         In March 1999, Gaming completed its review of the Main Project Budget and determined it was appropriate to increase the Main Project Budget by approximately $18.5 million, which amount reflected an increase in construction costs of approximately $9.5 million and an increase in pre-opening costs of approximately $9.0 million. On April 2, 1999, pursuant to the Guaranty of Performance and Completion ("Completion Guaranty"), which is a joint and several obligation of the Sommer Trust and London Clubs International, plc ("London Clubs"), London Clubs funded to Gaming the approximately $18.5 million in order to bring the Main Project Budget "In Balance" (as defined in the Credit Agreement) and the Lenders funded Gaming's March 1999 funding draw ("March Draw") under the Credit Agreement. Upon receipt of the March Draw, on April 2, 1999, Gaming immediately paid the outstanding March 1999 payment to Fluor Daniel, Inc., the design/builder ("Design/Builder") of the Aladdin Hotel and Casino ("Project"). The delay in payment to the Design/Builder did not effect or delay the Project's construction.

         On April 5, 1999, effective as of March 10, 1999, the Sommer Trust, London Clubs, Aladdin Bazaar Holdings, LLC ("ABH") and The Bank of Nova Scotia, as administrative agent for the Lenders, entered into the First Amendment to the Completion Guaranty, which requires the Sommer Trust, London Clubs and ABH to guarantee Gaming's minimum Net Worth as required by the Second Amendment to the Credit Agreement, which is discussed below.

         As reported in the 1998 10-K there existed certain events of default under the Credit Agreement. Specifically, (a) the incurrence of indebtedness in connection with the Aladdin Music Project, which indebtedness was contemplated by the Credit Agreement, but was not pre-approved by the Lenders ("Music Indebtedness") and (b) not securing certain amendments to Gaming's furniture, fixtures and equipment financing ("FF&E Financing") documents. In addition, the issuance of Aladdin Gaming Holdings, LLC's annual financial statements with an "Impermissible Qualification" (as defined in the Credit Agreement), unless cured within thirty days, would have also been an event of default under the Credit Agreement.

         The Lenders have approved, effective as of March 10, 1999, the Second Amendment to the Credit Agreement ("Second Amendment to the Credit Agreement"), which cured or waived the events of default arising from the Music Indebtedness and the requirement to amend the FF&E Financing documents. Specifically, the Second Amendment to the Credit Agreement provides or acknowledges: (i) the Music Indebtedness has been paid by or on behalf of Aladdin Music and this event of default has now been waived by the Lenders;
(ii) a capital contribution in the amount of approximately $18.5 million has been made to bring the Main Project Budget "In Balance"; (iii) the approximately $6.5 million of letters of credit, which had been previously posted by London Clubs and the Sommer Trust to fund a prior increase in the Main Project Budget (and resulting imbalance), have been drawn and the proceeds deposited in Gaming's guaranty deposit account; (iv) amending certain definitions in the Credit Agreement, including, "Available Funds," "Indebtedness," and "Realized Savings"; (v) any costs in excess of $36 million for completing the carpark associated with the Project will be funded by the Sommer Trust and London Clubs; (vi) Gaming will be required to maintain a minimum "Net Worth" at the close of each calendar month, until the end of the fiscal quarter during which the Project opens (and then reverting to the Credit Agreement's requirement to maintain the minimum Net Worth on a fiscal quarterly basis thereafter), of not less than $100 million plus 85% of positive Net Income (as defined in the Credit Agreement); and (vii) for other technical amendments to the Credit Agreement. The above summary should be read in conjunction with, and is qualified in its entirety by, the Second Amendment to the Credit

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Agreement which is an exhibit to this Form 8-K and incorporated herein by this reference. Aladdin Gaming Holdings, LLC has been advised by its counsel that the Second Amendment to the Credit Agreement did not require the approval of either the FF&E Financing lenders or the holders of Aladdin Gaming Holdings, LLC 13 1/2% Senior Discount Notes due 2010.

         As required by the Aladdin Gaming Holdings, LLC Operating Agreement upon advances under the Completion Guaranty, Aladdin Gaming Holdings, LLC will issue, effective the dates of the respective fundings, Series A Preferred Shares in the names of Sommer Enterprises, LLC and London Clubs Nevada, Inc. in the amounts specified in the Aladdin Gaming Holdings, LLC Operating Agreement. All said shares have been pledged in favor of the Lenders, and, on a subordinated basis, the shares issued in the name of Sommer Enterprises, LLC (as well as its common shares) have been pledged in favor of London Clubs.

         On April 27, 1999, Arthur Andersen LLP, the Company's independent public accountants, reissued its report in connection with its audit of the Company's annual financial statements ("Reissued Auditor Opinion"). The Reissued Auditor Opinion now contains an unqualified opinion. Further, Aladdin Gaming Holdings, LLC has revised its 1998 year end financial statements by decreasing Current Maturities of Long-term Debt and reclassifying it as Long-term Debt, net of discount. Attached hereto as exhibits to this Form 8-K is the Reissued Auditor Opinion and the Company's consolidated financial statements, with accompanying notes, and the reissued auditor opinion and consolidated financial statements, with accompanying notes, for Aladdin Gaming Holdings, LLC.

Item 7.       Financial Statements and Exhibits

              (a)   Financial Statements of Businesses Acquired.
                          Not Applicable

              (b)   Pro Forma Financial Information.
                          Not Applicable

              (c)   Exhibits.


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                  10.01   Second Amendment to Credit Agreement, dated as of
                          April 5, 1999, effective March 10, 1999, among Aladdin Gaming, LLC, Various Financial Institutions, the Bank of Nova Scotia, Merrill Lynch Capital Corporation and CIBC Oppenheimer Corp.

                  10.02 First Amendment to Guaranty of Performance and Completion, dated as of April 5, 1999, effective March 10, 1999, by London Clubs International, plc, the Trust Under Article Sixth Under the Will of Sigmund Sommer, Aladdin Bazaar Holdings, LLC and the Bank of Nova Scotia.

                  99.01 Report of the Independent Public Accountants and Consolidated Financial Statements of Aladdin Gaming Enterprises, Inc. and accompanying notes thereto.

                  99.02 Report of the Independent Public Accountants and Consolidated Financial Statements of Aladdin Gaming Holdings, LLC and its subsidiaries and accompanying notes thereto.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ALADDIN GAMING ENTERPRISES, INC.
                                              (Registrant)



Dated:  April 27, 1999                By:     /s/ Cornelius T. Klerk
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                                              Cornelius T. Klerk
                                              Chief Accounting Officer/Treasurer




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